Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Liquidia Technologies, Inc. of our report dated February 26, 2019 relating to the financial statements, which appears in Liquidia Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
August 12, 2019